                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                         ______________________________

                                    FORM 8-A
                         ______________________________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         WADDELL & REED FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                     51-0261715
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        6300 Lamar Avenue
      Overland Park, Kansas                                  66202
(Address of principal executive officers)                  (Zip Code)


    If this form relates to the                 If this form relates to the
 registration of a class of securities    registration of a class of securities
   pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
    Exchange Act and is effective            Exchange Act and is effective
   pursuant to General Instruction          pursuant to General Instruction
  A.(c), please check the following        A.(c), please check the following
              box.  [_]                                box.  [_]

 Securities Act registration statement file number to which this form relates:
                                   333-43687.

       Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                          Name of each exchange on
      to be so registered                   which each class is to be registered

     Class A Common Stock,                          New York Stock Exchange
    $.01 par value per share


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                                (title of class)
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Item 1.  Description of Securities to be Registered.
         -------------------------------------------

     For a description of the Registrant's Class A Common Stock, $0.01 par value, see "Description of Capital Stock" contained in the Prospectus which forms a part of the Registrant's Registration Statement on Form S-1, Registration No. 333-43687, as filed with the Securities and Exchange Commission on January 2, 1998 under the Securities Act of 1933, as amended, including all amendments to such Registration Statement. Such description is incorporated herein by this reference.

Item 2.  Exhibits.
         ---------

     All of the following exhibits are incorporated by reference to the Registrant's Pre-Effective Amendment No. 3 to Registration Statement on Form S-1, Registration No. 333-43687, as filed with the Securities and Exchange Commission on February 27, 1998 under the Securities Act of 1933, as amended, including all amendments to such Registration Statement.

 EXHIBIT
 Number                                   DESCRIPTION OF EXHIBIT
-------                                   ----------------------
  1.1      -- Form of Underwriting Agreement
  3.1      -- Certificate of Incorporation of the Company
  3.2      -- Bylaws of the Company
  4.1      -- Specimen of Common Stock Certificate
  4.2      -- Promissory Note of United Investors Management Company, payable to Torchmark
              Corporation, dated November 25, 1997
  4.3      -- Promissory Note of United Investors Management Company, payable to Liberty National
              Life Insurance company, dated November 25, 1997
  4.4      -- Promissory Note of Waddell & Reed Financial Services, Inc., payable to United
              Investors Management Company, dated December 23, 1996
  4.5      -- Assignment by United Investors Management Company to Liberty National Life
              Insurance Company, dated December 23, 1996
  5.1      -- Form of Opinion of Hughes & Luce, L.L.P. regarding legality of securities being registered
  10.1     -- Form of Public Offering and Separation Agreement between Torchmark Corporation and
              Waddell & Reed Financial, Inc.
  10.2     -- Form of Tax Disaffiliation Agreement between Torchmark Corporation and Waddell &
              Reed Financial, Inc.
  10.3     -- Form of Investment Services Agreement between Waddell & Reed Investment Management
              Company and Waddell & Reed Asset Management Company
  10.4     -- General Agent Contract, dated January 1, 1985, between United Investors Life
              Insurance Company and W&R Insurance Agency, Inc.
  10.5     -- Form of Amendment Extending General Agent Contract between United Investors Life
              Insurance Company and W&R Insurance Agency, Inc.
  10.6     -- Independent Agent Contract, dated June 25, 1997, between United American Insurance
              Company, W&R Insurance Agency, Inc., and affiliates identified therein

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
  10.7     -- Form of Amendment Extending Independent Agent Contract between United American
              Insurance Company, W&R Insurance Agency, Inc. and affiliates identified therein
  10.8     -- Form of The 1998 Stock Incentive Plan
  10.9     -- Form of The 1998 Non-Employee Stock Director Plan
  10.10    -- Form of The 1998 Executive Deferred Compensation Stock Plan
  10.11    -- Form of Waddell & Reed Financial, Inc. Savings and Investment Plan
  10.12    -- Form of Waddell & Reed Financial, Inc. Retirement Income Plan
  10.13    -- Form of Waddell & Reed, Inc. Career Field Retirement Plan
  10.14    -- Form of Property Management Contract between United Investors Park
              Owners Association and Waddell & Reed Property Management Division
  10.15    -- Form of Amendment Extending Distribution Contract between United
              Investors Life Insurance Company and TMK/United Funds, Inc.
  10.16    -- Distribution Contract, dated April 4, 1997, between United
              Investors Life Insurance Company and TMK/United Funds, Inc.
  10.17    -- Form of Agreement Amending Principal Underwriting Agreement
              between United Investors Life Insurance Company and Waddell &
              Reed, Inc.
  10.18    -- Principal Underwriting Agreement, dated May 1, 1990, between
              United Investors Life Insurance company and Waddell & Reed, Inc.
  10.19    -- Form of Services Agreement between Waddell & Reed Investment
              Management Company and Waddell & Reed Asset Management Company
  10.20    -- Form of Reciprocity Agreement between Torchmark Corporation and
              Waddell & Reed Financial, Inc.
  10.21    -- Form of Administrative Services Agreement between Torchmark
              Corporation and Waddell & Reed Financial, Inc.
  21.1     -- Subsidiaries of the Registrant
  23.1     -- Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1)
  23.2     -- Consent of KPMG Peat Marwick LLP
  24.1     -- Powers of Attorney (appearing on Signature Page of Registration
              Statement on Form S-1 filed January 2, 1998, Registration No.
              333-43687)
  27.1     -- Financial Data Schedule

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SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  February 27, 1998

                              WADDELL & REED FINANCIAL, INC.
                              (Registrant)



                              By:  /s/ KEITH A. TUCKER
                                 ------------------------------------
                                 Keith A. Tucker
                                 Chief Executive Officer